Exhibit 10.1

[            ] AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“First Amendment”) is made by and between Inteliquent, Inc. (the “Company”) and [                    ] (the “Executive”). This First Amendment is made as of February 11, 2016.

BACKGROUND

A. The Company and Executive entered into an Employment Agreement dated [                    ] (collectively, the “Agreement”).

B. The parties wish to amend the Agreement to reflect the following change.

THE AGREEMENT

In consideration of (i) Executive’s right to continued employment and (ii) Executive’s right to participate in the Company’s long term equity incentive program for 2016, the parties agree as follows:

1. Definitions. All capitalized terms not defined in this First Amendment have the same meanings given to those terms in the Agreement.

2. Section 2.3. The following new Section 2.3 is hereby added to the Agreement:

Notwithstanding any other provision in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deduction or clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

3. Section References. Section titles used in this First Amendment have no substantive meaning and are not a part of the parties’ agreement.

4. Successors and Assigns. This First Amendment is binding upon and inures to the benefit of the successors and permitted assigns of the parties.

5. Entire Agreement. Except as expressly modified by this First Amendment, the Agreement is and will remain in full force and effect in accordance with its terms and constitutes the legal and binding obligations of the Company and Executive. This First Amendment, including the Agreement, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect to the subject matter of this First Amendment

[Signatures on Next Page]

The Company and Executive have executed this First Amendment as of the date first set forth above.

Inteliquent, Inc.

By:		By:
Name:	[ ]		[ ]
Title:	[ ]